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                                                                      Exhibit 12

                       CERTIFICATE OF INITIAL SHAREHOLDER

         Merrill Lynch Investment Managers, L.P., the holder of beneficial interests indicated below of Merrill Lynch Real Investment Fund, a Delaware statutory trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                         Merrill Lynch Investment Managers, L.P.
                                         By:  Princeton Services, Inc.
                                              General Partner

                                         By: ___________________________
                                         Name:
                                         Title:
                                         Date:

Name of Shareholder         Name of Fund                             Number and Class of Shares
-------------------         ------------                             --------------------------
                                                     Number of       Number of         Number of    Number of
                                                      Class A         Class B           Class C      Class I
                                                      Shares          Shares            Shares       Shares
Merrill Lynch Investment    Merrill Lynch Real
Managers, L.P.              Investment Fund            2,500            2,500            2,500         2,500